STRICTLY CONFIDENTIAL                                           CONFORMED COPY



================================================================================


                                MASTER AGREEMENT


                                     Between


                                   FIAT S.p.A.


                                       and


                           GENERAL MOTORS CORPORATION




                           Dated as of March 13, 2000



================================================================================






NYDOCS02/508729.13

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01  Definitions ...................................................2
SECTION 1.02  Other Definitions .............................................3
SECTION 1.03  Interpretation, Certain Definitions ...........................5


                                   ARTICLE II

                         SHARE PURCHASE AND SUBSCRIPTION

SECTION 2.01  Purchase of General Motors Shares .............................6
SECTION 2.02  Subscription for FAH Shares ...................................6
SECTION 2.03  Purchase Price and Subscription Price .........................7
SECTION 2.04  Closing .......................................................7
SECTION 2.05  Closing Deliveries ............................................7


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF FIAT

SECTION 3.01  Organization and Qualification ................................8
SECTION 3.02  No Conflict; Required Filings and Consents ....................8
SECTION 3.03  FA, Fiat Auto Holdings and Fiat Auto ..........................9
SECTION 3.04  Absence of Litigation .........................................9
SECTION 3.05  SEC Filings ..................................................10
SECTION 3.06  Financial Statements .........................................10
SECTION 3.07  Absence of Certain Changes or Events .........................10
SECTION 3.08  FAH Shares ...................................................11
SECTION 3.09  Capitalization of Fiat Auto Holdings .........................11
SECTION 3.10  Investment Purpose ...........................................11
SECTION 3.11  Brokers ......................................................11
SECTION 3.12  Securities Laws ..............................................11
SECTION 3.13  Assets .......................................................11

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF GENERAL MOTORS

SECTION 4.01  Organization and Qualification ...............................12
SECTION 4.02  No Conflict; Required Filings and Consents ...................12
SECTION 4.03  Absence of Litigation ........................................13
SECTION 4.04  SEC Filings ..................................................13
SECTION 4.05  Financial Statements .........................................13
SECTION 4.06  Absence of Certain Changes or Events .........................14
SECTION 4.07  Investment Purpose ...........................................14
SECTION 4.08  General Motors Common Stock ..................................14
SECTION 4.09  Brokers ......................................................14
SECTION 4.10  Securities Laws ..............................................14


                                    ARTICLE V

                         JOINT VENTURES AND COOPERATION

SECTION 5.01  Powertrain Joint Venture .....................................14
SECTION 5.02  Purchasing Joint Venture .....................................14
SECTION 5.03  Credit Cooperative Agreement .................................15
SECTION 5.04  Cooperation ..................................................15
SECTION 5.05  Steering Committee ...........................................16
SECTION 5.06  General Provisions ...........................................17


                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01  Restrictive Legend ...........................................18
SECTION 6.02  Access to Information ........................................18
SECTION 6.03  Conduct of Joint Venture Businesses ..........................19
SECTION 6.04  Formation of Fiat Auto Holdings and Fiat Auto ................19
SECTION 6.05  Appropriate Action; Consents; Filings ........................19
SECTION 6.06  Notification of Certain Matters ..............................21
SECTION 6.07  Public Announcements .........................................21
SECTION 6.08  Standstill ...................................................21
SECTION 6.09  Confidentiality ..............................................22
SECTION 6.10  Certain Rights of the Parties ................................23

                                   ARTICLE VII

                            CONDITIONS TO THE CLOSING

SECTION 7.01  Conditions to the Obligations of Each Party ..................25
SECTION 7.02  Conditions to the Obligations of Fiat ........................25
SECTION 7.03  Conditions to the Obligations of General Motors ..............26


                                  ARTICLE VIII

                     TRANSFERS OF FIAT AUTO HOLDINGS SHARES

SECTION 8.01  Transfer of Shares ...........................................27
SECTION 8.02  Right of First Offer .........................................27
SECTION 8.03  Put Option ...................................................30
SECTION 8.04  Public Offering ..............................................34
SECTION 8.05  Freely Transferable ..........................................35
SECTION 8.06  Extension ....................................................35
SECTION 8.07  Change in Control ............................................35


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01  Termination ..................................................36
SECTION 9.02  Effect of Termination ........................................37
SECTION 9.03  Amendment ....................................................37
SECTION 9.04  Waiver .......................................................37
SECTION 9.05  Expenses .....................................................37


                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01  Survival of Representations, Warranties and Agreements ......37
SECTION 10.02  Notices .....................................................37
SECTION 10.03  Severability ................................................39
SECTION 10.04  Entire Agreement; Assignment ................................39
SECTION 10.05  Parties in Interest .........................................39
SECTION 10.06  Specific Performance ........................................39
SECTION 10.07  Governing Law ...............................................39
SECTION 10.08  Mediation ...................................................40
SECTION 10.09  Consent to Jurisdiction .....................................40
SECTION 10.10  Counterparts ................................................40
SECTION 10.11  Waiver Of Jury Trial ........................................40

EXHIBITS
Exhibit 5.01               -    Powertrain Joint Venture Summary of Terms
Exhibit 5.02               -    Purchasing Joint Venture Summary of Terms
Exhibit 5.03               -    Credit Cooperative Summary of Terms
Exhibit 5.04(d)            -    Shared Services Companies
Exhibit 6.04               -    Fiat Auto Restructuring
Exhibit 8.03(a)(ii)        -    Investment Banks
Exhibit 8.03(a)(iii)       -    Fair Market Value Assumptions
Exhibit 8.03(a)(iv)        -    Put Agreement Summary of Terms
Exhibit 8.03(d)(ii)        -    Promissory Note Term Sheet

                     MASTER AGREEMENT dated as of March 13, 2000 (this "Agreement"), between FIAT S.p.A., a corporation organized under the laws of Italy ("Fiat"), and GENERAL MOTORS CORPORATION, a Delaware corporation ("General Motors").

                     WHEREAS, Fiat is the parent company of the Fiat Group, is listed on the Milan, Frankfurt, Paris and New York Stock Exchanges, and owns directly 99.7% of the capital stock of Fiat Auto S.p.A. ("FA") and holds the remaining .03% of FA's capital stock through a Subsidiary (as defined herein);

                     WHEREAS, General Motors is a Delaware corporation which derives the major portion of its revenues from the automotive and telecommunications industries, whose common stock, par value $12/3 per share (the "General Motors Common Stock"), and Class H common stock, par value $0.10 per share, are listed on the New York and other stock exchanges;

                     WHEREAS, Fiat and General Motors wish to cooperate in certain automobile related businesses, including the development of common platforms and components, common powertrains, common credit company back-office operations and common purchasing operations, with a view towards achieving significant cost reductions in the automobile manufacturing process (the "Cooperative Arrangement");

                     WHEREAS, notwithstanding the Cooperative Arrangement, Fiat and General Motors intend to remain independent competitors of each other in the automobile business in their respective markets;

                     WHEREAS, Fiat and General Motors wish to establish, on the terms and conditions set forth in this Agreement, two or more joint ventures and one or more cooperative arrangements to be jointly owned and/or managed by General Motors or one of its Subsidiaries and Fiat or one of its Subsidiaries which will combine the operations of Fiat Auto and the European and South American operations of General Motors in the areas of: (i) the design, manufacture and sale of automobile powertrains; (ii) the purchase of parts and supplies for the manufacturing of automobiles; and (iii) the automobile credit operations back-office (collectively, the "Joint Venture Businesses");

                     WHEREAS, Fiat and General Motors wish to provide a framework to explore the feasibility of cooperation in (i) the development of common platforms in order to reduce investment and research and development expense and maximize the number of common components employed in Fiat's and General Motors' respective automobiles; (ii) studying the feasibility of importing Fiat Auto products into the United States with the support of the General Motors distribution network; and (iii) research and development activities;

                     WHEREAS, in order to strengthen and confirm the parties' commitment to cooperation, to help minimize possible conflicts as to the allocation between the parties of the benefits of such cooperation, and to permit each party to participate in the appreciation in the equity value of the other party expected to be derived from such cooperation, the parties have agreed that General Motors, or one of its Subsidiaries, will subscribe for newly issued shares of common stock (the "Fiat Auto Holdings Common Stock") representing 20% of the outstanding common equity of Fiat Auto Holdings (as defined below), and Fiat or one of its Subsidiaries will acquire 32,053,422 shares of General Motors Common Stock, on the terms and conditions set forth in this Agreement (each such share transaction being a "Share Transaction"; and the Share Transactions, the formation of the Joint Ventures (as defined below) and the Credit Cooperative (as defined below) and the other transactions contemplated hereby being the "Transactions"); and

                     WHEREAS, in connection with the Transactions, the parties
(i) have required the reorganization of the corporate structure of Fiat and its Subsidiaries, (ii) may require the reorganization of General Motors in Europe; and (iii) in consideration of their respective interests in the Benelux countries, have agreed to establish a new holding company to be organized under the laws of The Netherlands which at the Closing (as defined below) will be owned 80% by Fiat or one of its Subsidiaries and 20% by General Motors or one of its Subsidiaries ("Fiat Auto Holdings") and to a Subsidiary of which Fiat will cause to be transferred the current business and assets of FA in the manner contemplated by this Agreement (the Subsidiary holding such business being "Fiat Auto"), and (iv) have agreed that General Motors may require Fiat Auto Holdings to issue at the Closing to, or after the Closing General Motors may transfer ownership of its shares of Fiat Auto Holdings Common Stock to, a new holding company (which shall be a Subsidiary of General Motors) all in a manner consistent with the economic intent of this Agreement.

                     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Fiat and General Motors hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                     SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                     "Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under Common Control with (each as defined below), such specified Person.

                     "Business Day" means any day on which banks are not required or authorized to close in New York, New York, or Milan, Italy.

                     "Change of Control" means, with respect to any Person, any of the following, occurring in a single transaction or as part of a series of related transactions: (a) the acquisition by another Person (including, for purposes of this definition, a "group" as defined under Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of all or substantially all the assets of the first Person and its Subsidiaries, taken as a whole, (b) the acquisition by another Person of more than 50% of the voting power of the first Person then outstanding, and (c) the merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the first Person whereby more than 50% of the voting power of the surviving entity is owned or controlled by another Person.

                     "Control" (including the terms "Controlled by" and "under Common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                     "Governmental Authority" means any United States domestic (federal, state or local) or foreign or supranational government, or governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                     "Law" means any United States domestic (federal, state or local) or foreign or supranational government, or governmental, regulatory or administrative law, rule, regulation, order, judgment or decree.

                     "Material Adverse Effect" with respect to a Person means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the automobile industry, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the Transactions.

                     "Order" means order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                     "Permitted Transferee" means, with respect to either party hereto, any Subsidiary of such party that expressly assumes the obligations of such party under this Agreement.

                     "Person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                     "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                     SECTION 1.02 Other Definitions. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

     TERM                                           SECTION
     ----                                           -------

     Acceptance Notice                              Section 8.02(a)
     Agreement                                      Preamble
     Appointed Bank                                 Section 8.03(a)(ii)

     TERM                                           SECTION
     ----                                           -------

     Appointment Date                               Section 8.03(a)(ii)
     Approved Banks                                 Section 8.03(a)(ii)
     Blue Sky Laws                                  Section 3.02(b)
     Closing                                        Section 2.04
     Closing Date                                   Section 2.04
     Cooperative Arrangement                        Recitals
     Credit Cooperative                             Section 5.03
     Credit Cooperative Agreement                   Section 5.03
     Disclosing Party                               Section 6.09
     Discussion Period                              Section 8.03(a)(i)
     Exchange Act                                   Section 2.01(b)
     FA                                             Recitals
     FA Financial Statements                        Section 3.06
     FAH Shares                                     Section 2.02
     Fair Market Value                              Section 8.03(a)
     Fiat                                           Preamble
     Fiat Auto                                      Recitals
     Fiat Auto Common Stock                         Section 3.09
     Fiat Auto Holdings                             Recitals
     Fiat Auto Holdings Common Stock                Recitals
     Fiat Disclosure Schedule                       Article III
     Fiat SEC Reports                               Section 3.05
     Floor Price                                    Section 8.02(d)
     General Motors                                 Preamble
     General Motors Common Stock                    Recitals
     General Motors SEC Reports                     Section 4.04
     General Motors Shares                          Section 2.01(a)
     HSR Act                                        Section 3.02(b)
     Independent Banks                              Section 8.02(a)(ii)
     Initial Notice                                 Section 8.02(a)
     Investment Banks                               Section 8.03(a)(ii)
     IPO Price                                      Section 8.04(a)
     IPO Shares                                     Section 8.04(a)
     Italian Accounting Principles                  Section 3.06
     Joint Ventures                                 Section 5.02
     Joint Venture Agreements                       Section 5.02
     Joint Venture Businesses                       Recitals
     JV Term Sheets                                 Section 5.03
     NYSE                                           Section 3.02(b)
     Offer End Date                                 Section 8.02(d)
     Offer Notice                                   Section 8.02(a)
     Offer Period                                   Section 8.02(a)
     Offered Shares                                 Section 8.02(a)
     Powertrain JV                                  Section 5.01
     Powertrain JV Agreement                        Section 5.01

     Price Negotiation Period                       Section 8.02(a)
     Proprietary Information                        Section 6.09
     Purchaser                                      Section 8.02(d)
     Purchasing JV                                  Section 5.02
     Purchasing JV Agreement                        Section 5.02
     Put Agreement                                  Section 8.03(a)(iv)
     Put Closing                                    Section 8.03(c)
     Put Notice                                     Section 8.03(b)
     Put Period                                     Section 8.03(a)
     Put Price                                      Section 8.03(a)(xi)
     Put Shares                                     Section 8.03(a)
     Receiving Party                                Section 6.09
     Reduced Price                                  Section 8.02(c)
     Rejection Date                                 Section 8.02(c)
     Representative                                 Section 6.09
     ROFO Period                                    Section 8.02(a)
     ROFO Purchase Agreement                        Section 8.02(b)
     Sale Notice                                    Section 8.02(a)
     Sale Shares                                    Section 8.02(f)
     SEC                                            Section 3.05
     Securities Act                                 Section 3.02(b)
     Share Transaction                              Recitals
     Shared Services Companies                      Section 5.04(d)
     Steering Committee                             Section 5.05(a)
     Transactions                                   Recitals
     Valuation Notice                               Section 8.03(a)


                     SECTION 1.03 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns. References to amounts of currency are references to United States

Dollars unless otherwise indicated. The use of "or" is not intended to be exclusive unless expressly indicated otherwise.


                                   ARTICLE II
                         SHARE PURCHASE AND SUBSCRIPTION

                     SECTION 2.01 Purchase of General Motors Shares. (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, General Motors shall issue and sell to Fiat or one of its Subsidiaries, and Fiat or one of its Subsidiaries shall purchase from General Motors, 32,053,422 newly issued shares (the "General Motors Shares") of General Motors Common Stock. The purchase price for the General Motors Shares shall be $2.4 billion, payable to General Motors in immediately available funds as provided below. General Motors may, in its sole discretion, choose to re-issue shares of General Motors Common Stock held in its treasury in lieu of newly issued shares. The number of General Motors Shares shall be subject to adjustment in accordance with paragraph (b) below.

                     (b) If, prior to the Closing, (i) the outstanding shares of General Motors Common Stock as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, or (ii) shares of General Motors Common Stock are issued for consideration less than fair market value on the date of issue (other than shares issued on exercise of employee options the exercise price for which represented fair market value at the date of grant or upon conversion or exchange of convertible or exchangeable securities the conversion or exchange price of which was not less than the fair market value on the date of issue) or if shares of General Motors Common Stock are repurchased or redeemed at a price greater than fair market value on the date of repurchase or redemption, then an appropriate and proportionate adjustment shall be made to the number of shares of such stock to be acquired pursuant to paragraph (a) above, without changing the purchase price therefor; provided, however, that neither (i) the exchange offer recently announced by General Motors for the exchange of shares of its Class H common stock for shares of General Motors Common Stock nor (ii) the purchase of shares of General Motors Common Stock in a manner qualifying for the safe harbor protection of Rule 10b-18 promulgated under the Exchange Act shall require any adjustment to be made pursuant to this Section 2.01(b).

                     SECTION 2.02 Subscription for FAH Shares. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Fiat Auto Holdings shall issue to General Motors or one of its Subsidiaries, and General Motors or one of its Subsidiaries shall subscribe in a tax efficient manner for, the number of newly issued shares (the "FAH Shares") of Fiat Auto Holdings Common Stock that represents 20% of the outstanding Fiat Auto Holdings Common Stock, after giving effect to such issuance. The subscription price for the FAH Shares shall be $2.4 billion and shall be payable, as further provided below, to Fiat Auto Holdings either in immediately available funds, or in the economic equivalent thereof, in a manner which maximizes the financial returns to General Motors and its Subsidiaries and Fiat and its Subsidiaries and which will provide Fiat Auto Holdings with access to $2.4 billion in immediately available funds immediately following the Closing (Fiat shall have the right to review in advance, to the extent practicable, all documentation used by General Motors to effect the transactions contemplated by this Section 2.02).

                     SECTION 2.03 Purchase Price and Subscription Price. The respective prices to be paid by Fiat or one of its Subsidiaries and General Motors or one of its Subsidiaries for the General Motors Shares and the FAH Shares pursuant to Sections 2.01 and 2.02 above shall be payable at the Closing by wire transfer in immediately available funds to the bank accounts specified in writing by the parties at least two Business Days prior to the Closing, unless otherwise agreed.

                     SECTION 2.04 Closing. Assuming all conditions to the obligations of Fiat and General Motors to consummate the Share Transactions have been satisfied or waived, the issue of General Motors Shares and FAH Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. on the later to occur of (i) May 15, 2000, or (ii) the third Business Day following the satisfaction of the conditions specified in
Section 7.01(a) and (c) or at such other time, place or date as shall be agreed upon by the parties to this Agreement. The date upon which the Closing occurs is referred to herein as the "Closing Date".

                     SECTION 2.05 Closing Deliveries. (a) At the Closing, Fiat shall deliver or cause to be delivered to General Motors the following:

                  (i) a certificate or certificates, registered in the name of General Motors, or one of its Subsidiaries or such nominee of General Motors as may be specified by General Motors two Business Days prior to the Closing Date, evidencing the FAH Shares being subscribed for by General Motors or one of its Subsidiaries;

                  (ii) a receipt for the subscription price paid by General Motors or one of its Subsidiaries for the FAH Shares; and

                  (iii) the other documents, agreements and certificates required to be delivered by Fiat pursuant to Article VII.

         (b) At the Closing, General Motors shall deliver or cause to be delivered to Fiat the following:

                  (i) a certificate or certificates, registered in the name of Fiat, or one of its Subsidiaries or such nominee of Fiat as may be specified by Fiat two Business Days prior to the Closing Date, evidencing the General Motors Shares being purchased by Fiat or one of its Subsidiaries;

                  (ii) a receipt for the purchase price paid by Fiat or one of its Subsidiaries for the General Motors Shares; and

                  (iii) the other documents, agreements and certificates required to be delivered by General Motors pursuant to Article VII.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF FIAT

                     Fiat hereby represents and warrants to General Motors that, except as otherwise disclosed in the Fiat SEC Reports, the FA Financial Statements or the Disclosure Schedule delivered by Fiat and forming a part of this Agreement (the "Fiat Disclosure Schedule"):

                     SECTION 3.01 Organization and Qualification. Fiat has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Fiat has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Fiat and the consummation by Fiat of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Fiat are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by Fiat and constitutes (assuming due authorization, execution and delivery by General Motors) a legal, valid and binding obligation of Fiat, enforceable against Fiat in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

                     SECTION 3.02 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Fiat does not, and the performance of its obligations hereunder with respect to the Share Transactions by Fiat and its Subsidiaries will not, (i) conflict with or violate any provision of the constituent documents of Fiat, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.02(b) have been obtained and all filings and obligations described in Section 3.02(b) have been made, conflict with or violate any Law applicable to Fiat or by which any property or asset of Fiat is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance of the Share Transactions by Fiat and its Subsidiaries.

                     (b) The execution and delivery of this Agreement by Fiat does not, and the performance of its obligations hereunder with respect to the Share Transactions by Fiat and its Subsidiaries will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the New York Stock Exchange, Inc. (the "NYSE"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or similar antitrust filings or notifications in other jurisdictions and

 (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay consummation of the Share Transactions and would not otherwise have a Material Adverse Effect on FA and its Subsidiaries, taken as a whole.

                     (c) No representation or warranty is made herein by Fiat with respect to the transactions expected to be the subject of the Joint Venture Agreements (as hereinafter defined), the Credit Cooperative Agreement (as hereinafter defined) or the transactions contemplated by Sections 8.02 or
 8.03 hereof. Any such representation and warranty shall be provided for in the agreements to be entered into in connection with such transactions.

                     SECTION 3.03 FA, Fiat Auto Holdings and Fiat Auto. (a) Each of FA and its Subsidiaries is, and at the Closing each of Fiat Auto Holdings and Fiat Auto will be, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has or, in the case of Fiat Auto Holdings and Fiat Auto will have, the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Material Adverse Effect on FA and its Subsidiaries, taken as a whole.

                     (b) At the Closing, the consummation of the Share Transactions will not (i) conflict with or violate any provision of the constituent documents of Fiat Auto Holdings or any of its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.02(b) have been obtained and all filings and obligations described in Section 3.02(b) have been made, conflict with or violate any Law applicable to Fiat Auto Holdings or any of its Subsidiaries, or by which any property or asset of Fiat Auto Holdings or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any property or asset of Fiat Auto Holdings or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, or other occurrences which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on FA and its Subsidiaries, taken as a whole.

                     SECTION 3.04 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Fiat, threatened against Fiat or any of its Subsidiaries, properties or assets before any Governmental Authority which seeks to delay or prevent or would result in the material delay of or would prevent the consummation of the Share Transactions. Neither Fiat nor any Subsidiary, property or asset of Fiat is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Fiat, continuing investigation by, any Governmental Authority, or Order of any Governmental Authority or any arbitrator which would prevent Fiat from performing the Share Transactions or prevent or materially delay the consummation of the Share Transactions.

                     SECTION 3.05 SEC Filings. Fiat has filed all forms, reports and documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") from December 31, 1997 to the date of this Agreement (collectively, the "Fiat SEC Reports"). All such forms, reports and documents, as well as all forms, reports and documents to be filed by Fiat with the SEC after the date hereof and prior to the Closing Date, to the extent they contain disclosure relating to FA, (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any document required to be filed as an exhibit thereto.

                     SECTION 3.06 Financial Statements. The audited consolidated financial statements (including, in each case, any notes thereto) of Fiat for the fiscal years ended December 31, 1997 and December 31, 1998, and the unaudited consolidated financial statements of Fiat and FA for the fiscal year ended December 31, 1999, copies of which have been made available to General Motors, and each of the consolidated financial statements to be approved by the Boards of Fiat, FA, Fiat Auto Holdings or Fiat Auto after the date hereof and prior to the Closing Date (collectively, the "FA Financial Statements") was or will be prepared in accordance with the requirements of Italian Legislative Decree 127/91, as detailed in the Fiat Disclosure Schedule (such requirements being "Italian Accounting Principles"), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of Fiat, Fiat Auto, Fiat Auto Holdings or FA, as the case may be, and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with Italian Accounting Principles (subject, in the case of unaudited statements, to normal, recurring year-end adjustments which were not, and are not expected to be, material). Except as and to the extent set forth in the FA Financial Statements, FA and its Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on FA and its Subsidiaries, taken as a whole.

                     SECTION 3.07 Absence of Certain Changes or Events. Since December 31, 1999, except as disclosed in any Fiat SEC Report or as contemplated by this Agreement, there has not been (i) any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Material Adverse Effect on FA and its Subsidiaries, or Fiat Auto Holdings and its Subsidiaries, as the case may be, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution by FA, Fiat Auto or Fiat Auto Holdings on any outstanding equity security thereof, (iii) any guarantee, endorsement or other occurrence or assumption of liability by FA, Fiat Auto or Fiat Auto Holdings for the obligations of Fiat or any Subsidiary other than Subsidiaries of FA that is not at arm's-length terms, or (iv) other than as contemplated by this Agreement, any transaction outside the ordinary course of business, other than transactions solely among Subsidiaries of FA.

                     SECTION 3.08 FAH Shares. All of the FAH Shares, when issued and paid for in the manner provided in this Agreement, will be validly issued, fully paid and nonassessable.

                     SECTION 3.09 Capitalization of Fiat Auto Holdings. Immediately prior to the Closing, all of the outstanding shares of Fiat Auto Holdings Common Stock and all of the outstanding shares of Fiat Auto capital stock (the "Fiat Auto Common Stock") will be validly issued, fully paid and nonassessable and owned, directly or indirectly, by Fiat or, in the case of Fiat Auto, Fiat Auto Holdings, and there will be no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of Fiat Auto Holdings or obligating Fiat Auto or Fiat Auto Holdings to issue or sell any shares of capital stock of, or other equity interests in, Fiat Auto or Fiat Auto Holdings, except as contemplated by this Agreement. FA owns and at the Closing Fiat Auto will own, directly or indirectly, the amount of the outstanding capital stock of each of the Subsidiaries as is reflected in the FA Financial Statements except for Subsidiaries disposed of for fair market value in the ordinary course of business and except for any which, individually or in the aggregate, would not have a Material Adverse Effect on FA and its Subsidiaries, taken as a whole.

                     SECTION 3.10 Investment Purpose. Fiat or one of its Subsidiaries is acquiring the shares of General Motors Common Stock for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                     SECTION 3.11 Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Fiat.

                     SECTION 3.12 Securities Laws. The Share Transactions contemplated by this Agreement, and/or any other action or undertaking set forth hereunder, do not constitute a public offering of securities in Italy or the Netherlands nor is any application notice or exemption required under any applicable securities laws in Italy.

                     SECTION 3.13 Assets. FA and its Subsidiaries own, lease, license or otherwise have the right to use, and at the Closing Fiat Auto Holdings and its Subsidiaries will own, lease, license or otherwise will have the right to use, all assets presently used in the automotive operations of Fiat except for such assets as have been disposed of in the ordinary course of business or where the failure to own, lease, license or have the right to use such assets would not have a Material Adverse Effect on FA and its Subsidiaries, or Fiat Auto Holdings and its Subsidiaries, as the case may be, taken as a whole.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF GENERAL MOTORS

                     General Motors hereby represents and warrants to Fiat that, except as otherwise disclosed in the General Motors SEC Reports:

                     SECTION 4.01 Organization and Qualification. General Motors has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. General Motors has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by General Motors and the consummation by General Motors of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of General Motors are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized, validly executed and delivered by General Motors and constitutes (assuming due authorization, execution and delivery by Fiat) a legal, valid and binding obligation of General Motors, enforceable against General Motors in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

                     SECTION 4.02 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by General Motors does not, and the performance of its obligations hereunder with respect to the Share Transactions by General Motors and its Subsidiaries will not, (i) conflict with or violate any provision of the constituent documents of General Motors, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.02(b) have been obtained and all filings and obligations described in Section 4.02(b) have been made, conflict with or violate any Law applicable to General Motors or by which any property or asset of General Motors is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance of the Share Transactions by General Motors and its Subsidiaries.

                     (b) The execution and delivery of this Agreement by General Motors does not, and the performance of its obligations hereunder with respect to the Share Transactions by General Motors and its Subsidiaries will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE, the pre-merger notification requirements of the HSR Act or similar anti-trust filings or notifications in other jurisdictions and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay consummation of the Share Transactions and would not otherwise have a Material Adverse Effect on General Motors.

                     (c) No representation or warranty is made herein by General Motors with respect to the transactions expected to be the subject of the Joint Venture Agreements, the Credit Cooperative Agreement or the transactions contemplated by Sections 8.02 or 8.03 hereof. Any such representation and warranty shall be provided for in the agreements to be entered into in connection with such transactions.

                     SECTION 4.03 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of General Motors, threatened against, General Motors or any of its Subsidiaries, properties or assets before any Governmental Authority which seeks to delay or prevent or would result in the material delay of or would prevent the consummation of any of the Share Transactions. Neither General Motors nor any Subsidiary, property or asset of General Motors is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of General Motors, continuing investigation by, any Governmental Authority, or any Order of any Governmental Authority or any arbitrator which would prevent General Motors from performing the Share Transactions under this Agreement or prevent or materially delay the consummation of any of the Share Transactions.

                     SECTION 4.04 SEC Filings. General Motors has filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1997 to the date of this Agreement (collectively, the "General Motors SEC Reports"). All such forms, reports and documents, as well as all forms, reports and documents to be filed by General Motors with the SEC after the date hereof and prior to the Closing Date, (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any document required to be filed as an exhibit thereto.

                     SECTION 4.05 Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) of General Motors contained in the General Motors SEC Reports and each of the consolidated financial statements of General Motors to be filed by General Motors with the SEC after the date hereof and prior to the Closing Date was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of General Motors and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not, and are not expected to be, material). Except as and to the extent set forth in the General Motors SEC Reports, General Motors and its Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on General Motors and its Subsidiaries, taken as a whole.

                     SECTION 4.06 Absence of Certain Changes or Events. Since December 31, 1999, except as disclosed in any General Motors SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Material Adverse Effect on General Motors and its Subsidiaries, taken as a whole.

                     SECTION 4.07 Investment Purpose. General Motors or one of its Subsidiaries is acquiring the FAH Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                     SECTION 4.08 General Motors Common Stock. All of the General Motors Shares, when issued and paid for as provided in this Agreement, will be validly issued, fully paid and nonassessable.

                     SECTION 4.09 Brokers. No broker, finder or investment banker (other than Merrill Lynch & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of General Motors.

                     SECTION 4.10 Securities Laws. The Share Transactions contemplated by this Agreement, and/or any other action or undertaking set forth hereunder, do not constitute a public offering of securities in Italy or the Netherlands nor is any application notice or exemption required under any applicable securities laws in Italy.


                                    ARTICLE V
                         JOINT VENTURES AND COOPERATION

                     SECTION 5.01 Powertrain Joint Venture. Fiat and General Motors, or Subsidiaries thereof, shall establish a joint venture for the design and manufacture of motor vehicle powertrains and related components for incorporation into Fiat Auto's and General Motors' motor vehicles and other original equipment manufacturers within the geographic territory specified in
Exhibit 5.01 (the "Powertrain JV"). The Powertrain JV shall be established pursuant to a definitive joint venture agreement (the "Powertrain JV Agreement") to be entered into between Fiat Auto and General Motors, or Subsidiaries thereof, which shall contain the terms and conditions described in Exhibit 5.01 and such other terms and conditions as may be agreed to by the parties. The parties shall negotiate, execute and deliver the Powertrain JV Agreement as soon as reasonably practicable but no later than the later of (i) four months after the date hereof or (ii) the Closing Date, and shall cause the Powertrain JV pursuant to such agreement to become fully operational within one year after the Closing Date.

                     SECTION 5.02 Purchasing Joint Venture. Fiat and General Motors, or Subsidiaries thereof, shall establish a joint venture for the purchase of parts and supplies for automobile manufacturing within the geographic territory specified in Exhibit 5.02 (the "Purchasing JV" and, together with the Powertrain JV, the "Joint Ventures"). The Purchasing JV shall be established pursuant to a definitive joint venture agreement (the "Purchasing JV Agreement" and, together with the Powertrain JV Agreement, the "Joint Venture Agreements") to be entered into between Fiat Auto Holdings and General Motors, or Subsidiaries thereof, which shall contain the terms and conditions described in Exhibit 5.02 and such other terms and conditions as may be agreed to by the parties. The parties shall negotiate, execute and deliver the Purchasing JV Agreement as soon as reasonably practicable but no later than the later of (i) four months after the date hereof or (ii) the Closing Date, and shall cause the Purchasing JV pursuant to such agreement to become fully operational within one year after the Closing Date.

                     SECTION 5.03 Credit Cooperative Agreement. Fiat and General Motors, or Subsidiaries thereof, shall establish a cooperative arrangement for combining the back-office activities of their respective automobile credit operations (the "Credit Cooperative"). The Credit Cooperative shall be established pursuant to a definitive agreement (the "Credit Cooperative Agreement") to be entered into between Fiat Auto Holdings and General Motors, or Subsidiaries thereof, which shall contain the terms and conditions described in
Exhibit 5.03 (such Exhibit, together with Exhibits 5.01 and 5.02, being collectively referred to as the "JV Term Sheets") and such other terms and conditions as may be agreed upon by the parties.

                     SECTION 5.04 Cooperation. (a) In addition to the formation of the Joint Ventures and the Credit Cooperative, the parties shall establish a committee to analyze the development of common platforms in order to reduce investments and research and development expenses and to maximize the number of common components employed in Fiat Auto's and General Motors' respective automobiles. Fiat and General Motors shall implement these analyses through the creation of teams operating in the product planning area comprised of equal numbers of representatives from each of Fiat Auto and General Motors.

                     (b) Fiat and General Motors will cooperate in analyzing the feasibility of importing Fiat products, in particular its "Alfa Romeo" brand of automobiles, into the United States with the support of the General Motors distribution network.

                     (c) Fiat and General Motors will cooperate in specific research and development programs, including, without limitation, their respective research and development centers for programs for engine emissions, new materials and safety components, as may be agreed upon by Fiat and General Motors from time to time.

                     (d) The Fiat shared services companies listed on Exhibit 5.04(d) (the "Shared Services Companies") and Fiat Auto and their respective Subsidiaries have executed or will execute long-term services agreements pursuant to which the Shared Services Companies shall continue to serve Fiat Auto on an arm's length basis. In addition, Fiat shall cause each of the Shared Services Companies to be available to serve the Joint Ventures and the General Motors' operations on an arm's length basis in their respective Territories (as defined in their respective JV Term Sheets). Any change in the services provided by the Shared Services Companies to the Joint Ventures that is not consistent with past practice must be approved by the Steering Committee.

                     (e) For at least five years after the commencement of the Purchasing JV, the parties shall cause the Purchasing JV to execute supply agreements on an arm's length and competitive basis with each of Magneti Marelli, Teksid, Comau, Comau Service and their respective Subsidiaries pursuant to which agreements such companies shall continue to serve Fiat Auto.

                     (f) Fiat and General Motors will further use their good faith efforts to maximize the synergies of the Joint Ventures and the Credit Cooperative, including, without limitation, by means of a progressive expansion of the Joint Ventures' and the Credit Cooperative's operations.

                     SECTION 5.05 Steering Committee. (a) Fiat and General Motors shall immediately after the date hereof establish a Steering Committee (the "Steering Committee"), which shall be comprised of three members appointed by each party. Unless otherwise agreed to by the parties, the three members appointed to the Steering Committee by General Motors shall be the General Motors Worldwide President, the General Motors European operations President, the General Motors Latin America operations President and the three members to the Steering Committee appointed by Fiat shall be the Fiat CEO, the Fiat Auto Worldwide CEO, and the Fiat Auto Latin America CEO.

                     (b) The Steering Committee shall have full power and responsibility for the supervision and governance of the Joint Ventures and the Credit Cooperative and the cooperation contemplated by Section 5.04 hereof. The Steering Committee shall focus exclusively on cooperation, development and achievement of synergies and the operation of the Joint Ventures and the Credit Cooperative, and shall be responsible for (i) general oversight of the consummation of the Transactions, including, without limitation, implementation of this Agreement and the formation of the Joint Ventures and the Credit Cooperative, (ii) oversight of the management of the Joint Venture Businesses and the identification and implementation of any synergies in such businesses,
(iii) the achievement of appropriate levels of synergies, (iv) review and approval of annual business plans for each of the Joint Ventures and the Credit Cooperative and (v) compliance with applicable Law, including antitrust and competition Laws.

                     (c) The Steering Committee shall meet as frequently as the parties deem necessary, but at least four times per year. The selection of the time and place of the first meeting shall be made by Fiat and shall alternate between the parties for each meeting thereafter, in each case subject to the consent of the other party, which shall not be unreasonably withheld or delayed. By the unanimous consent of its members, the Steering Committee may change the location and frequency of such meetings. The members of the Steering Committee appointed by one party may call a special meeting of the Steering Committee at least twice per year upon providing reasonable notice to the other party.

                     (d) In order to efficiently implement the provisions contained in this Article V, the parties shall identify suitable forms of collaboration, including, but not limited to, consortia, coordination centers, Groupement Europ-en d'Inter-t Economique ("GEIEs") or such other legal entity or branch structures which are the most tax efficient to both parties and which allow the proper functioning of the Steering Committee as a governance board of the Joint Ventures and the Credit Cooperative.

                     (e) Fiat Auto Holdings shall establish an appropriate organizational structure and designate appropriate staff members to provide support to the Steering Committee.

                     (f) The Steering Committee shall perform all responsibilities set forth in this Section 5.05 in a manner which represents and is consistent with the principle of the independence and continued competitive relationship of Fiat and General Motors.

                     SECTION 5.06 General Provisions. (a) Term. Each Joint Venture shall have an initial term of 10 years, renewable automatically at the end thereof for successive 10-year terms, unless otherwise terminated pursuant to the relevant Joint Venture Agreement.

                     (b) Termination. In the event that a direct or indirect Change of Control of Fiat, Fiat Auto Holdings or Fiat Auto occurs, the parties shall meet in good faith to determine whether (i) the benefits of the Joint Ventures and the Credit Cooperative may be preserved for the respective joint venturers, and (ii) the benefits of the Joint Ventures and the Credit Cooperative can be made available to the acquiror in such Change of Control, including, without limitation, the benefits of any synergies resulting from the inclusion of the acquiror's businesses in the Joint Ventures and the Credit Cooperative, in addition to the existing synergies resulting from the businesses of Fiat Auto and General Motors without adverse affect on General Motors or Fiat Auto from such Change of Control. In the absence of such a mutual determination, not later than 12 months from the date of such Change of Control, either party may terminate any or all of the Joint Ventures and the Credit Cooperative. In such event, any Joint Venture or Credit Cooperative to be terminated shall be wound up.

                     (c) Wind-up. Any winding up of a Joint Venture or the Credit Cooperative shall be done on an orderly, commercially viable basis that minimizes the prejudice to the parties and shares that prejudice which cannot be avoided in an equitable manner. It is the current view of the parties that (i) the Purchasing Joint Venture would best be unwound by splitting its operations between the parties and (ii) the Powertrain Joint Venture would best be unwound by either separating the Powertrain JV from General Motors and Fiat Auto Holdings as an independent company and supplier of both parties, or having one party purchase the Powertrain JV from the other at fair market value through a buy-sell mechanism to be established in the Powertrain JV Agreement with the selling party having the benefit of a long term supply contract.

                     (d) Synergies. With respect to profit and loss: (i) the Purchasing JV will operate such that, for each fiscal year, it will not have any profit and loss and all synergies achieved by it will be passed through to Fiat Auto and General Motors in the form of lower prices and (ii) the Powertrain JV will operate such that, for each fiscal year, it will not have any profit and loss and all synergies achieved by it will be passed through to Fiat Auto and General Motors; provided, however, that, under certain exceptional circumstances to be set forth in the Powertrain JV Agreement, the Powertrain JV may have profit and loss.

                     (e) Subsidies. The parties shall jointly identify and shall agree upon the most efficient and profitable manner (for both the Joint Ventures, the Credit Cooperative and the parties) to make available to the Joint Ventures and the Credit Cooperative the assets owned by each of them without infringement of any applicable law or obligation relating to public aids and subsidies received or to be received in connection with such assets.

                     (f) Equalization Payments. In the event that the net value of the assets contributed to a Joint Venture are not equal, equalization payments will be made or other arrangements to provide compensation will be mutually agreed upon by the parties.

                     (g) Interpretation. Any conflict between the provisions of the JV Term Sheets and the provisions of Article V of this Agreement shall be resolved in favor of the provisions of this Agreement.


                                   ARTICLE VI
                                    COVENANTS

                     SECTION 6.01 Restrictive Legend. Each certificate representing the General Motors Shares shall, except as otherwise provided in this Article VI, be stamped or otherwise imprinted with a legend substantially in the following form:

                     THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THIS SECURITY MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

A certificate shall not be required to bear the foregoing legend and any certificate bearing such legend may be exchanged for a certificate which bears no legend, if in the opinion of counsel satisfactory to General Motors the securities represented thereby may be publicly sold without registration under the Securities Act.

                     SECTION 6.02 Access to Information. (a) From and after the date hereof, to the extent permitted by applicable Law, including applicable antitrust and competition Laws, any confidentiality or similar agreement or arrangement to which Fiat or any of its Subsidiaries is a party, or the requirements of any stock exchange or other regulatory organization with whose rules Fiat is required to comply, Fiat will provide to General Motors and its representatives access to all information and documents which General Motors may reasonably request relating to the businesses of Fiat Auto to be contributed to the Joint Ventures or which will participate in the Credit Cooperative which is necessary to negotiate the Joint Venture Agreements and the Credit Cooperative Agreement.

                     (b) From and after the date hereof, to the extent permitted by applicable Law, including applicable antitrust and competition Laws, any confidentiality or similar agreement or arrangement to which General Motors or any of its Subsidiaries is a party, or the requirements of any stock exchange or other regulatory organization with whose rules General Motors is required to comply, General Motors will provide to Fiat and its representatives access to all information and documents which Fiat may reasonably request relating to the businesses of General Motors to be contributed to the Joint Ventures which is necessary to negotiate the Joint Venture Agreements and the Credit Cooperative Agreement.

                     (c) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                     SECTION 6.03 Conduct of Joint Venture Businesses. Each of Fiat and General Motors covenant and agree that, between the date of this Agreement and the date of establishment of each of the Joint Ventures and the Credit Cooperative, except as contemplated by this Agreement or Section 6.03 of the Disclosure Schedule or as the other party shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed, it shall conduct those of its businesses which are to become a part of the Joint Venture Businesses only in the ordinary course of business and in compliance with applicable Laws, including the antitrust and competition Laws, and in a manner consistent with past practice, and each party shall use its reasonable best efforts to preserve substantially intact those of its businesses which are to become a part of the Joint Venture Businesses, to keep available the services of the current officers, employees and consultants of such businesses and to preserve the current relationships of such party with customers, distributors, dealers, suppliers and other persons with which such businesses have significant business relations.

                     SECTION 6.04 Formation of Fiat Auto Holdings and Fiat Auto.
(a) Prior to the Closing:

                  (i) Fiat shall restructure its ownership of FA's businesses in the manner described in Exhibit 6.04;

                  (ii) except as contemplated by this Agreement, neither FA, Fiat Auto nor Fiat Auto Holdings shall issue any shares of capital stock, or securities convertible into capital stock; and

                  (iii) Fiat may otherwise restructure the ownership of its Subsidiaries (other than Fiat Auto Holdings or Fiat
                           Auto) so long as such restructuring shall not have an adverse effect on General Motors.

                     (b) General Motors shall have the right to review in advance, to the extent practicable, all documentation used to effect the transactions contemplated by this Section 6.04.

                     SECTION 6.05 Appropriate Action; Consents; Filings. (a) Each of the parties hereto shall make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions. In addition, the parties shall notify this Agreement to the European Community Commission and request a negative clearance or an exemption under Article 81 of the Treaty of Rome. The parties hereto will use their respective best efforts to consummate and make effective the Transactions and to cause the conditions to the Transactions set forth in Article VII to be satisfied (including using best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of

Governmental Authorities as are necessary for the consummation of the Transactions). Fiat and General Motors each agree to use their best efforts to avoid or eliminate any impediment and obtain all consents or waivers under any antitrust or competition Law that may be asserted by any antitrust or competition Governmental Authority, so as to enable the parties to close the Transactions. In addition, each of Fiat and General Motors agree to use their best efforts to obtain any consent or to vacate or lift any Order relating to antitrust or competition Law matters that would have the effect of making any of the Transactions illegal or otherwise prohibiting or materially delaying their consummation. In the event a Governmental Authority with applicable jurisdiction imposes any limitations on this Agreement or the Joint Venture Agreements or the Credit Cooperative Agreement, the parties will implement those limitations to the extent necessary to comply with the requirements of such Governmental Authority, subject to the provisions of Section 8.02(c) hereof with respect to the sale of the Offered Shares; provided, however, that to the extent that any such limitation shall have a material adverse effect on the synergy value of any particular Joint Venture or the Credit Cooperative proposed to be established under this Agreement, either party may elect to cease implementation of such Joint Venture or the Credit Cooperative without otherwise affecting the overall validity of the Cooperative Arrangement, the terms and conditions of this Agreement, the other continuing Joint Venture Agreements or, if continuing, the Credit Cooperative Agreement. In addition to the foregoing, in the event Fiat delivers a Put Notice pursuant to Section 8.03 hereof, General Motors shall commit to effect the sale or disposition of such of its assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any Order that would otherwise have the effect of preventing or materially delaying the consummation of the Put Closing; provided that General Motors shall not be required to agree to divest assets or operations of General Motors or Fiat Auto which are required to be divested by a Governmental Authority as a condition to obtaining necessary approvals under applicable antitrust and competition laws, or to effect the dissolution of any such Order, if (A) such assets or operations constitute all or substantially all the assets or operations of (i) General Motors located in Europe, (ii) General Motors located in Latin America, or (iii) Fiat Auto (unless, in any such case, the divestiture requirement is reasonably regarded to arise out of, or be principally due to, one or more acquisitions consummated by General Motors after the Closing Date) or (B) the divestiture requirement is reasonably regarded to arise out of or be principally due to one or more acquisitions consummated by Fiat after the Closing Date.

                     (b) Each of Fiat and General Motors shall give (or shall cause its respective Subsidiaries to give) any notices to third parties, and Fiat and General Motors shall use, and cause each of its Subsidiaries to use, its commercially reasonable efforts to obtain any third party consents, necessary, proper or advisable to consummate the Transactions. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any party and any Governmental Authority with respect to this Agreement.

                     SECTION 6.06 Notification of Certain Matters. Fiat shall give prompt notice to General Motors, and General Motors shall give prompt notice to Fiat, of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of Fiat or General Motors, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                     SECTION 6.07 Public Announcements. Fiat and General Motors shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or the rules of any stock exchange on which the securities of Fiat or General Motors, as the case may be, are listed.

                     SECTION 6.08 Standstill. Each of Fiat and General Motors agrees that from and after the date of this Agreement, for so long as each of them owns, directly or indirectly, any shares of Fiat Auto Holdings Common Stock and for a period of ten years thereafter, it will not and it will cause its Subsidiaries not to, without the prior written consent of the other party:

                               (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other party or any Subsidiary thereof, or of any successor to or person in control of the other party, or any assets of the other party or any Subsidiary or division thereof or of any such successor or controlling person;

                               (b) make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other party;

                               (c) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any extraordinary transaction involving the other party or any of its securities or assets;

                               (d) form, join or in any way participate in a "group" as defined in Regulation 13D-G under the Exchange Act, in connection with any of the foregoing; or

                               (e) request the other party, directly or indirectly, to amend or waive any provision of this paragraph.

The foregoing standstill provisions in this Section 6.08 shall not apply to any acquisition, voting, public announcement or proposal with respect to the voting securities or assets of Fiat Auto Holdings or any Subsidiary thereof, or any participation in any "group" (within the meaning of Regulation 13D-G under the

Exchange Act) in connection therewith, or any request to amend or waive this sentence after the securities of such entity are listed on a securities exchange or otherwise publicly quoted for trading. Notwithstanding the foregoing, in the event that upon the sale of Fiat Auto Holdings Common Stock or Fiat Auto Common Stock to General Motors pursuant to Section 8.02 or 8.03 Fiat requests payment of the purchase price in shares of General Motors Common Stock but receives all or a portion of the purchase price in cash, Fiat may use such cash to acquire additional shares of General Motors Common Stock; provided, however, that after giving effect to any such acquisition, Fiat and its Subsidiaries shall not beneficially own (within the meaning of Regulation 13D-G under the Exchange Act) more than 10% of the outstanding shares of General Motors Common Stock.

                     SECTION 6.09 Confidentiality. Each of the parties has disclosed and delivered and will disclose and deliver to the other information about its properties, employees, finances, businesses and operations (such party when disclosing such information being the "Disclosing Party" and such party when receiving such information being the "Receiving Party"). All such information furnished by a Disclosing Party or its Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this Agreement as "Proprietary Information." Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives or
(c) becomes available to the Receiving Party on a nonconfidential basis from a person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or is otherwise not under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party. As used in this Agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and Controlling Persons.

                               (i) Subject to clause (ii) below, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees (a) except as required by applicable law or regulation or stock exchange rule or by legal process, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its Representatives who are actively and directly participating in the consummation of the Transactions or who otherwise need to know the Proprietary Information in connection with the Transactions and to cause those Persons to observe the terms of this Agreement and (b) not to use Proprietary Information for any purpose other than in connection with the Transactions. The Receiving Party will be responsible for any breach of the terms of this Section 6.09 by the Receiving Party or any of its Representatives.

                               (ii) In the event that the Receiving Party is requested pursuant to, or required by, applicable law or regulation or stock exchange rule or by legal process to disclose any Proprietary Information or any other information concerning the Disclosing Party, the Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 6.09. In the event that no such protective order or other remedy is obtained or that the Disclosing Party waives compliance with the terms of this
           Section 6.09, the Receiving Party will furnish only that portion of any Proprietary Information which the Receiving Party is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Proprietary Information.

                               (iii) If this Agreement is terminated, each party will promptly return to the other party all copies of Proprietary Information in its possession or in the possession of any of its Representatives and will not retain any copies or other reproductions in whole or in part of such material. All other documents, memoranda, notes, summaries, analyses, extracts, compilations, studies or other material whatsoever prepared by it or any of its Representatives based on the Proprietary Information will be destroyed, and such destruction will be certified in writing to the other party by an authorized officer supervising such destruction. Any oral Proprietary Information will continue to be the subject of this Section 6.09.

                               (iv) Without prejudice to the rights and remedies otherwise available to each of the parties hereto, each such party shall be entitled to equitable relief by way of injunction or otherwise if the other party or any of its Representatives breaches or threatens to breach any of the provisions of this Section 6.09.

                     SECTION 6.10 Certain Rights of the Parties. (a) Except as otherwise permitted pursuant to Article VIII, from and after the Closing, for so long as General Motors or a Subsidiary thereof owns shares of Fiat Auto Holdings Common Stock, Fiat shall cause Fiat Auto Holdings not to (i) sell, lease, transfer or otherwise dispose of (including by merger, dividend or other distribution, formation of a joint venture or otherwise) Fiat Auto or all or substantially all of the assets of Fiat Auto Holdings or Fiat Auto. For purposes hereof, "substantially all of the assets of Fiat Auto Holdings or Fiat Auto" shall mean assets having a fair market value or earnings power constituting a majority or more of the assets or earnings power of Fiat Auto Holdings and its Subsidiaries on a consolidated basis.

                     (b) Except as otherwise contemplated by this Agreement, from and after the Closing, Fiat will cause FA, Fiat Auto Holdings and Fiat Auto not to take any of the following actions without the prior written consent of General Motors:

                               (i) enter into, commence or engage in any business that is unrelated to the production, distribution and sale of motor vehicles, automobiles and automotive parts and connected services;

                               (ii) with respect to Fiat Auto Holdings, redeem, purchase or otherwise acquire for cash, any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, if such redemption, purchase or acquisition is not made on a pro rata basis for all shareholders;

                               (iii) dissolve, liquidate or wind up its business and affairs;

                               (iv) enter into any transaction with any of Fiat's Affiliates, except on an arm's length basis; or

                               (v) issue any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock, whether for cash or in exchange for capital stock, or any securities convertible into or exchangeable for shares of capital stock, of any other Person, except for issuances subject to preemptive rights.

                     (c) For so long as General Motors or a Subsidiary thereof owns shares of Fiat Auto Holdings Common Stock, Fiat shall cause Fiat Auto to notify General Motors in advance of any sale, lease, transfer or other disposition (including by merger, dividend or other distribution, formation of a joint venture or otherwise), in a single transaction or a series of related transactions, of (i) its business in any country in which it derives 10% or more of its revenues, (ii) any brand or product line, or (iii) any plants or vehicle platforms that are material to Fiat Auto's automotive operations, and shall give General Motors a 60-day exclusive period in which to negotiate with Fiat in good faith to acquire such assets.

                     (d) For so long as General Motors or a Subsidiary thereof owns shares of Fiat Auto Holdings Common Stock, Fiat shall cause Fiat Auto Holdings to provide to General Motors the following information:

                               (i) within 90 days after the close of each fiscal year of Fiat Auto Holdings, audited consolidated financial statements of Fiat Auto Holdings for such fiscal year,

                               (ii) within 45 days after the end of each fiscal quarter of Fiat Auto Holdings, unaudited consolidated financial statements of Fiat Auto Holdings for such quarter, and

                               (iii) any documentation that General Motors may reasonably request from Fiat Auto Holdings for purposes of complying with applicable tax reporting requirements and its financial reporting requirements under applicable laws and the rules of relevant stock exchanges.

                     (e) For so long as Fiat or a Subsidiary thereof beneficially owns shares of General Motors Common Stock, General Motors shall provide to Fiat the following information:

                               (i) within 90 days after the close of each fiscal year of General Motors, audited consolidated financial statements of General Motors for such fiscal year,

                               (ii) within 45 days after the end of each fiscal quarter of General Motors, unaudited consolidated financial statements of General Motors for such quarter, and

                               (iii) any documentation that Fiat may reasonably request from General Motors for purposes of complying with applicable tax reporting requirements and its financial reporting requirements under applicable laws and the rules of related stock exchanges.

                     (f) In the event General Motors restructures any of its Subsidiaries, General Motors shall be responsible for all fees and costs (including all taxes and tax liabilities) associated therewith.

                     (g) For so long as General Motors or a Subsidiary thereof beneficially owns shares of Fiat Auto Holdings Common Stock, Fiat shall also review with General Motors, on a periodic basis, the expected cash management and dividend policy of Fiat Auto Holdings.

                     (h) For so long as the Joint Ventures, or the Cooperative Agreement, continue, each party will give reasonable consideration to requests for information from the other party relating to its automobile business; provided, that such information is not competitively sensitive and that there is no obligation on the part of either party to provide the requested information.


                                   ARTICLE VII
                            CONDITIONS TO THE CLOSING

                     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of Fiat and General Motors to consummate the Share Transactions are subject to the satisfaction or waiver of the following conditions:

                               (a) any applicable waiting period under the HSR Act relating to the Share Transactions shall have expired or been terminated;

                               (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making a Share Transaction illegal or otherwise prohibiting consummation of a Share Transaction; and

                               (c) Fiat Auto Holdings and Fiat Auto shall have been created and the related restructuring contemplated by Section
           6.04 hereof shall have been completed.

                     SECTION 7.02 Conditions to the Obligations of Fiat. The obligations of Fiat to consummate the Share Transactions are subject to the satisfaction or waiver of the following further conditions:

                               (a) each of the representations and warranties of General Motors contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date

           (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on General Motors and its Subsidiaries, taken as a whole, and Fiat shall have received a certificate of an officer of General Motors to such effect;

                               (b) General Motors shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Fiat shall have received a certificate of an officer of General Motors to such effect;

                               (c) General Motors shall have entered into a registration rights agreement with Fiat providing Fiat with registration rights for its General Motors Shares on customary terms and conditions; and

                               (d) all other consents, approvals, authorizations or permits required to be obtained by Fiat or General Motors in order to consummate the Share Transactions, and all other filings or notifications required to be made by Fiat or General Motors in order to consummate the Share Transactions, have been obtained or made by Fiat or General Motors, as the case may be, except where (i) the failure to obtain such consents, approvals, authorizations or permits or (ii) the failure to make such filings or notifications, as the case may be, shall not have, individually or in the aggregate, a Material Adverse Effect on Fiat and its Subsidiaries, taken as a whole.

                     SECTION 7.03 Conditions to the Obligations of General Motors. The obligations of General Motors to consummate the Share Transactions are subject to the satisfaction or waiver of the following further conditions:

                               (a) each of the representations and warranties of Fiat contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on Fiat Auto Holdings and its Subsidiaries, taken as a whole, and General Motors shall have received a certificate of an officer of Fiat to such effect;

                               (b) Fiat shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and General Motors shall have received a certificate of an officer of Fiat to such effect; and

                               (c) all other consents, approvals, authorizations or permits required to be obtained by Fiat or General Motors in order to consummate the Share Transactions, and all other filings or notifications required to be made by Fiat or General Motors in order to consummate the Share Transactions, have been obtained or made by Fiat or General Motors, as the case may be, except where (i) the failure to obtain such consents, approvals, authorizations or permits or (ii) the failure to make such filings or notifications, as the case may be, shall not have, individually or in the aggregate, a Material Adverse Effect on General Motors and its Subsidiaries, taken as a whole.


                                  ARTICLE VIII
                     TRANSFERS OF FIAT AUTO HOLDINGS SHARES

                     SECTION 8.01 Transfer of Shares. Neither Fiat nor General Motors will dispose of any shares of Fiat Auto Holdings Common Stock and Fiat will not dispose of any shares of capital stock of FA and will cause Fiat Auto Holdings not to dispose of any Fiat Auto Common Stock except to a Permitted Transferee or as otherwise provided in this Article VIII. In connection with any transfer to a Permitted Transferee, the transferee will execute and deliver to the non-transferring party the transferee's agreement to be bound by this Agreement. No such transfer shall release the transferring party from any of its obligations hereunder. In the event that any Permitted Transferee is to cease being a Subsidiary of the transferring party, the transferee shall re-transfer the shares transferred to it back to the transferring party.

                     SECTION 8.02 Right of First Offer. (a) If Fiat, at any time after the first anniversary of the Closing Date and prior to the ninth anniversary thereof (the "ROFO Period"), proposes to sell all and not less than all of its shares of Fiat Auto Holdings Common Stock (the "Offered Shares"; or if (x) Fiat Auto Holdings proposes to sell all of the outstanding shares of Fiat Auto Common Stock, in which case such shares shall be deemed to be the Offered Shares and references to Fiat in this Section 8.02 shall be deemed to be references to Fiat Auto Holdings or (y) FA proposes to sell all of the outstanding shares of Fiat Auto Holdings Common Stock, in which case such shares shall be deemed to be the Offered Shares and references to Fiat in this Section
8.02 shall be deemed to be references to FA), Fiat shall first comply with the provisions of this Section 8.02. Fiat shall deliver to General Motors written notice of its intention to sell the Offered Shares specifying whether it proposes to sell shares of Fiat Auto Holdings Common Stock or Fiat Common Stock, the proposed sale price and the other material terms and conditions of such sale (the "Sale Notice"). At any time within twenty Business Days from the date of the delivery of the Sale Notice (the "Offer Period"), General Motors may notify Fiat of its intention either (i) to accept the offer contained in the Sale Notice (the "Acceptance Notice"), in which case the parties shall proceed as specified in paragraph (b) below, or (ii) to offer to purchase the Offered Shares (the "Initial Notice") at a price less than that specified or upon different terms and conditions than those proposed in the Sale Notice. Upon receipt of the Initial Notice, Fiat and General Motors shall, for a period of ten Business Days (the "Price Negotiation Period"), negotiate exclusively with each other, in good faith, in order to agree on a price for the Offered Shares and the other material terms and conditions of sale. At any time prior to the termination of the Price Negotiation Period, General Motors may deliver a written offer to Fiat (the "Offer Notice"), which notice shall state that it constitutes the "Offer Notice" delivered pursuant to this Section 8.02(a) and shall state General Motors' proposed price in cash, or in shares of General Motors Common Stock, or both, for the Offered Shares and the other material terms and conditions of such offer. Fiat shall have ten Business Days from the receipt of the Offer Notice to either accept or reject the terms of the proposed offer.

                     (b) If General Motors delivers the Acceptance Notice or Fiat accepts General Motors' offer to purchase contained in the Initial Notice or Offer Notice, the parties shall negotiate definitive documentation (the "ROFO Purchase Agreement") and close the sale of the Offered Shares as promptly as practicable, at the proposed price in cash, or in shares of General Motors Common Stock, or a combination thereof, and the other material terms and conditions contained in the relevant notice, or such other terms and conditions as the parties may mutually agree. At or before such closing, the parties shall execute such documents and cooperate in obtaining such consents and making such filings that may be reasonably necessary to effect such closing and to transfer unencumbered and good title to the Offered Shares.

                     (c) In the event General Motors would be required to make a divestiture of assets or operations of General Motors or Fiat Auto in order to obtain necessary approvals under applicable antitrust and competition laws or to vacate or lift any Order in order to acquire the Offered Shares pursuant to the ROFO Purchase Agreement, General Motors shall effect such divestiture unless (i) such divestiture requirement could reasonably be expected to have a material adverse impact on the combined operations of either General Motors located in Europe and Fiat Auto located in Europe or General Motors located in Latin America and Fiat Auto located in Latin America (unless such divestiture requirement is reasonably regarded to arise out of or be principally due to one or more acquisitions consummated by General Motors after the Closing Date) or
(ii) such divestiture requirement is reasonably regarded to arise out of or be principally due to one or more acquisitions consummated by Fiat after the Closing Date. In the event the sale of the Offered Shares pursuant to the ROFO Purchase Agreement shall fail to close as a result of the failure to obtain the necessary approvals under applicable antitrust and competition Laws or to vacate or lift any Order, Fiat may offer to sell the Offered Shares to General Motors for a reduced price (the "Reduced Price"). If General Motors accepts such offer, the parties shall promptly consummate the sale of the Offered Shares at the Reduced Price in accordance with Section 8.02(b). If General Motors rejects Fiat's Offer (the date of such rejection being the "Rejection Date"), Fiat shall be free to sell the Offered Shares in accordance with Section 8.02(d) below and for such purposes the Offer End Date shall be the Rejection Date and the Floor Price shall be the Reduced Price.

                     (d) If (i) at the end of the Offer Period, General Motors shall not have delivered an Initial Notice to Fiat, (ii) at the end of the Price Negotiation Period, General Motors shall not have delivered an Offer Notice to Fiat, or (iii) Fiat shall have rejected any offer to purchase made by General Motors in the Offer Notice in accordance with Section 8.02(a) (the date on which the latest of such periods end or such rejection occurs being the "Offer End Date"), then (1) Fiat may provide to any other Person confidential information relating to Fiat Auto (subject to the execution of confidentiality agreements on customary terms and conditions) and (2) Fiat may sell the Offered Shares to any Person (the "Purchaser"), at a price (the "Floor Price"), which may be in cash or stock, or a combination thereof, for the Offered Shares no less favorable to Fiat than that contained in the lower of (x) the Sale Notice or, if delivered,
(y) the higher of the Initial Notice or the Offer Notice and on the same material terms and conditions specified in the relevant notice and on other customary terms and conditions. Any such sales may not be consummated except pursuant to a definitive agreement that is entered into on a date that is not more than one hundred eighty calendar days from the Offer End Date. Promptly following consummation of such sale, Fiat will provide General Motors with a copy of such definitive agreement. In connection with such process, the obligation of the proposed purchaser of the Offered Shares to consent to actions necessary to secure applicable antitrust and competition approvals may be less onerous to such proposed purchaser than that contained in the ROFO Purchase Agreement. If, in connection with such sale, (A) the Purchaser offers to purchase all the shares of Fiat Auto Holdings Common Stock held by General Motors for the higher of (i) the same price per share as the Purchaser has offered to acquire the Offered Shares from Fiat or (ii) if such sale of shares of Fiat Auto Holdings Common Stock held by General Motors is to occur within four years after the Closing Date, $2.4 billion, General Motors shall be required to accept such offer and such proposed sale shall be consummated simultaneously with the sale by Fiat of all of its Offered Shares to the Purchaser, or (B) should General Motors require the Purchaser to purchase all the shares of Fiat Auto Holdings Common Stock held by General Motors for the same price per share as the Purchaser has offered to acquire the Offered Shares from Fiat, the Purchaser shall be required to accept such offer and such proposed sale shall be consummated simultaneously with the sale by Fiat of all of its Offered Shares to the Purchaser. In any such case, where General Motors sells such shares to the Purchaser, General Motors shall be liable in proportion to its percentage equity interest in Fiat Auto Holdings for all breaches of representations and warranties, breaches of covenants and indemnification obligations arising under the agreement with the Purchaser or related documents relating to the liabilities and potential liabilities of Fiat Auto and Fiat Auto Holdings, but not for any such breach or obligation solely arising out of the conduct of Fiat and its agents in the course of the Transaction.

                     (e) During the period after the date on which the Sale Notice is delivered until the date of delivery of the Initial Notice or the expiration of the period during which such a notice may be delivered or, if such notice is delivered, during the Price Negotiation Period, Fiat shall provide to General Motors such information and access to personnel relating to Fiat Auto as is customarily provided to an internationally recognized investment bank in valuing a company. For a period of 45 days after the date on which the Initial Notice or the Acceptance Notice is delivered and provided that no Offer End Date shall have occurred, General Motors and its representatives may conduct a customary legal and financial due diligence investigation of Fiat Auto and Fiat shall cause to be delivered reasonably promptly any information reasonably requested to be provided in connection with such investigation. Any such investigation shall be conducted in a reasonable manner and with a minimum of disruption to the operations of Fiat Auto.

                     (f) At any time on or after the ninth anniversary of the Closing Date and for a period of ten years thereafter, subject to Section 8.06 hereof, but in no event after the nineteenth anniversary of the Closing Date, in the event Fiat or one of its Subsidiaries enters into an agreement with any Person who is not an Affiliate of Fiat for the sale of all (or all, other than a de minimis number of such shares) of its shares of Fiat Auto Holdings Common Stock (the "Sale Shares"; or (x) if Fiat Auto Holdings proposes to sell all of the outstanding shares of Fiat Auto Common Stock (or all, other than a de minimis number of such shares), in which case such shares shall be deemed to be the Sale Shares and references to Fiat in this Section 8.02(f) shall be deemed to be references to Fiat Auto Holdings or (y) if FA proposes to sell all of the outstanding shares of Fiat Auto Holdings Common Stock (or all, other than a de minimis number of such shares), in which case such shares shall be deemed to be the Sale Shares and references to Fiat in this Section 8.02(f) shall be deemed to be references to FA), Fiat shall notify General Motors to such effect, no later than 10 Business Days prior to the closing of such sale. Fiat shall be permitted to close such sale to such Person. If in connection with such sale, such Person offers to purchase all the shares of Fiat Auto Holdings Common Stock held by General Motors for the same price per share as such Person has offered to acquire the Sale Shares from Fiat or one of its Subsidiaries, General Motors shall be required to accept such offer and such proposed sale shall be consummated simultaneously with the sale by Fiat or one of its Subsidiaries of the Sale Shares to such Person, or should General Motors require such Person to purchase all the shares of Fiat Auto Holdings Common Stock held by General Motors for the same price per share as such Person has offered to acquire the Sale Shares of Fiat, such Person shall be required to accept such offer and such proposed sale shall be consummated simultaneously with the sale by Fiat of all the Sale Shares to such Person. In any such case, when General Motors sells such shares to such Person, General Motors shall be liable in proportion to its percentage equity holdings interest in Fiat Auto Holdings for all breaches of representations and warranties, breaches of covenants and indemnification obligations arising under the agreement with the purchaser or related documents relating to the liabilities or potential liabilities of Fiat Auto and Fiat Auto Holdings, but not for any such breach or obligation solely arising out of the conduct of Fiat and its agents in the course of the Transaction.

                     (g) If, after delivery of a Sale Notice, Fiat does not dispose of its Fiat Auto Holdings Common Stock, it shall not deliver another Sale Notice until one year after the most recent Offer End Date. Notwithstanding the above, if during such one-year period Fiat receives an unsolicited offer to acquire its Fiat Auto Holdings Common Stock or Fiat Auto Holdings receives an unsolicited offer to acquire all or substantially all of the assets of Fiat Auto Holdings or all of the Fiat Auto Holdings Common Stock, it may deliver a Sale Notice to commence a new right of first offer process pursuant to this Section
8.02. Any Sale Notice provided to General Motors pursuant to this provision shall be accompanied by a certified notice of receipt of such unsolicited offer by Fiat or Fiat Auto Holdings, as the case may be.

                     SECTION 8.03 Put Option. (a) On two occasions (excluding any put pursuant to Section 8.07) after the date in the 42nd month following the Closing Date which corresponds to the Closing Date and prior to the ninth anniversary of the Closing Date (the "Put Period"), Fiat may require, by notice to General Motors (the "Valuation Notice"), a determination of the fair market value (such fair market value, determined in accordance with the procedures set forth in this Section 8.03, being the "Fair Market Value") of the shares of Fiat Auto Holdings Common Stock held by Fiat (the "Put Shares"). In such event:

                  (i) For a period of ten Business Days from the date of delivery of the Valuation Notice (the "Discussion Period"), Fiat and General Motors shall negotiate exclusively with each other, in good faith, in order to agree on the Fair Market Value of the Put Shares.

                  (ii) In the event that the parties do not agree on the Fair Market Value pursuant to clause (i) above, within two Business Days of the end of the Discussion Period, Fiat first and General Motors second shall each appoint (the date of the first such appointment being the "Appointment Date") an internationally recognized investment banking firm (an "Appointed

                           Bank") from the list set forth in Exhibit 8.03(a)(ii) (as such list may be updated by mutual agreement of the parties hereto, the "Approved Banks") and Fiat and General Motors shall mutually appoint two such Approved Banks (the "Independent Banks", and, together with the Appointed Banks, the "Investment Banks").

                  (iii) Each of the Investment Banks shall separately determine its estimate of the Fair Market Value of the Put Shares, based on the customary methodologies that such Investment Banks in their professional experience deem relevant to such a determination, and governed by the principle that the Fair Market Value determined by each such Investment Bank must be (or if the Investment Bank cannot in its professional judgement make such determination, it shall so advise the parties in the manner specified below), in such firm's opinion, fair, from a financial point of view, to each of Fiat and General Motors and subject to the assumed parameters set forth in Exhibit 8.03(a)(iii).

                  (iv) General Motors and Fiat shall prepare the form of the definitive agreement (the "Put Agreement"), containing the terms and conditions set forth in
                           Exhibit 8.03(a)(iv), pursuant to which the sale of the Put Shares to General Motors will be consummated, and provide copies to each of the Investment Banks.

                  (v) Each such Investment Bank shall conduct its diligence in the following manner:

                               (A) On or promptly after the Appointment Date, Fiat shall cause to be delivered to the Investment Banks customary financial information in type and quantity sufficient to determine Fair Market Value;

                               (B) Fiat shall make reasonably available to the Investment Banks such personnel and additional diligence information and data as is necessary to permit them to conduct such diligence and analyses as are customary for this type of determination;

                               (C) Fiat shall, at a meeting at which
           representatives of the Investment Banks and General Motors shall be present, provide to them the opportunity to discuss management's good faith expectations as to the operations and prospects of Fiat Auto, provided that the determination of Fair Market Value or related analyses shall not be discussed at such meeting; and

                               (D) General Motors shall, at a meeting at which representatives of the Investment Banks and Fiat shall be present, provide to such firms the opportunity to discuss management's good faith expectations as to the operations and prospects of General Motors, provided that the determination of Fair Market Value or related analyses shall not be discussed at such meeting.

                  (vi) Each such Investment Bank shall conduct its determination of Fair Market Value in the following manner:

                               (A) Such determination and diligence shall be performed on a strictly confidential and independent basis and no Investment Bank shall be permitted to communicate, discuss or review with any other Investment Bank its own determination, or share any information relating thereto; and

                               (B) Other than performing the diligence permitted in clause (v) above, neither of the Independent Banks shall be permitted to discuss their determinations or related analyses with Fiat or General Motors.

                  (vii) Each of the Investment Banks shall present its final determination of Fair Market Value to the parties no later than 20 Business Days after the Appointment Date, by simultaneously presenting to Fiat and General Motors, in a sealed envelope, at a time and place to be mutually agreed by Fiat and General Motors, its determination of Fair Market Value (provided that, if an Investment Bank cannot conclude that there is a Fair Market Value that is fair, from a financial point of view, to each of Fiat and General Motors, the parties shall select another Investment Bank in accordance with the other provisions of this Agreement and such newly selected Investment Bank shall, as soon as practicable, present its determination of Fair Market Value), and, at such meeting, the two envelopes from the Appointed Banks, respectively, shall be opened.

                  (viii) In the event the Fair Market Value estimates determined by the two Appointed Banks are within 15% of the higher of the two estimates, the Fair Market Value shall be the average of the two estimates and such determination of Fair Market Value shall be final and binding on the parties.

                  (ix) In the event the Fair Market Value estimates determined by the two Appointed Banks are not within 15% of the higher of the two estimates, the two sealed envelopes from the two Independent Banks shall also be opened at such meeting.

                  (x) The Fair Market Value estimate determined by the Appointed Bank that is furthest from the average of the estimates determined by the two Independent Banks shall be discarded.

                  (xi) The Fair Market Value for the Put Shares shall be an amount equal to the sum of the three remaining Investment Banks estimates of Fair Market Value, divided by three, and such resulting Fair Market Value determination shall be final and binding on the parties (the Fair Market Value finally determined pursuant to paragraphs (i) or (viii) above or this paragraph (xi) shall be the "Put Price").

                  (xii) Fiat and General Motors shall each be responsible for the fees and expenses of the Appointed Bank selected by such party and for 50% of the fees and expenses of the two Independent Banks.

                     (b) Fiat may, within 10 Business Days of the final determination of the Put Price, in its sole discretion, deliver notice (the "Put Notice") to General Motors of its intention to sell the Put Shares to General Motors, and General Motors shall be required to purchase the Put Shares on the terms and conditions contained in the Put Agreement. If Fiat does not deliver the Put Notice within such ten Business Day Period, Fiat will no longer have the right to sell the Put Shares to General Motors at the Put Price so determined.

                     (c) Immediately after the delivery of the Put Notice to General Motors by Fiat, the parties shall execute the definitive Put Agreement. The closing (the "Put Closing") of the sale of the Put Shares shall take place promptly after the satisfaction of the regulatory approval and other conditions set forth in the Put Agreement. At or before the Put Closing, the parties shall execute such documents as may be reasonably necessary to effect such closing and to transfer unencumbered and good title to the Put Shares.

                     (d) (i) The Put Price for the Put Shares shall be payable in cash or shares of General Motors Common Stock or a combination thereof, at the option of General Motors. If Fiat requests that the Put Price be paid in shares of General Motors Common Stock, General Motors shall in good faith attempt to respect Fiat's preference (but the decision to issue General Motors Common Stock to pay the Put Price shall in all events be in General Motors's discretion). If the Put Price is paid in whole or in part in shares, the value of each such share shall be an amount equal to the average closing price for such shares during the ten-day period immediately preceding the Put Closing.

                     (ii) Any portion of the Put Price payable in shares of General Motors Common Stock shall be payable in full at Closing. Not less than 25% of any portion of the Put Price payable in cash shall be payable at the Put Closing. The remaining portion may be paid by the delivery of a secured negotiable senior promissory note in the principal amount of such unpaid portion and having the other terms and conditions set forth on Exhibit 8.03(d)(ii).

                     (e) To the extent that General Motors is not adversely affected, Fiat may, in lieu of selling its shares of Fiat Auto Holdings Common Stock to General Motors, cause to be sold to General Motors 100% of the outstanding common stock of Fiat Auto, in accordance with the procedures set forth in Section 8.03(a), which shares shall instead be the "Put Shares". In such event, at the Put Closing, Fiat shall purchase all the shares of Fiat Auto Holdings Common Stock owned by it from General Motors at a price equal to the percentage of the Put Price which is equal to General Motors's percentage ownership of the outstanding shares of Fiat Auto Holdings Common Stock which purchase price shall be payable in the same form of consideration as the Put Price and valued on the same basis as the Put Price.

                     (f) During the period after the date on which the Valuation Notice is delivered until the final determination of the Put Price, Fiat shall cause Fiat Auto Holdings and its Subsidiaries to provide as soon as reasonably practicable such information about their business and affairs as General Motors or the Investment Banks may reasonably request to enable it and its advisors to conduct a customary due diligence review, such information to be provided no later than 10 Business Days prior to the time the Fair Market Value estimates are due. General Motors may provide the analyses resulting from such due diligence review to all (but not less than all) the Investment Banks during the course of their determination of Fair Market Value, pursuant to Section 8.03(a). Fiat need not supply to General Motors information that Fiat reasonably determines is competitively sensitive under applicable antitrust or competition law and need only provide such information to the Investment Banks (subject to any confidentiality obligations by which Fiat or Fiat Auto Holdings and their Subsidiaries may be bound). Fiat further covenants and agrees that, in responding to requests for information, Fiat will provide information which is accurate in all material respects (or appropriately qualified if its correctness or completeness is uncertain) and that it will not intentionally misrepresent any information which may reasonably be deemed to be material to the determination of Fair Market Value. The foregoing shall not limit whatever rights and remedies may otherwise be available to General Motors under the law.

                     SECTION 8.04 Public Offering. Notwithstanding anything to the contrary in this Article VIII, Fiat shall be permitted, at any time commencing 12 months after the Closing Date, to sell Fiat Auto Holdings Common Stock, and Fiat shall be permitted to cause Fiat Auto Holdings to issue Fiat Auto Holdings Common Stock, as follows:

                               (a) Subject to a right of last refusal in favor of General Motors as discussed in the next sentence, Fiat may sell Fiat Auto Holdings Common Stock and Fiat may cause Fiat Auto Holdings to issue Fiat Auto Holdings Common Stock in a public offering (the shares so offered being the "IPO Shares"). At the time of commencement of work on the public offering, Fiat shall give General Motors notice of the proposed offering. Fiat shall keep General Motors apprised of developments in the offering process, including informing it of the expected offer price from time to time, and giving at least three Business Days' prior written notice of the expected offering date. At the time of the meeting of Fiat and the underwriters for the purpose of determining the price to the public of the shares to be sold, Fiat will notify General Motors of the price that the lead managing underwriter has determined will be the price to be offered to the public (the "IPO Price"). General Motors may thereupon offer to purchase the IPO Shares and, if it does so, Fiat shall sell the IPO Shares to General Motors at the IPO Price. The closing of the purchase by General Motors of the IPO Shares will take place on the third Business Day following the proposed offer date. General Motors will, as between the parties, enjoy all the benefits which a purchaser of securities pursuant to the prospectus prepared for the purpose of the offering, would have, as if General Motors had purchased the IPO Shares in the offering (except that the shares purchased will retain their character as "restricted securities" as such term is used under the Securities Act). In the event that, at the time of the consummation of any sale of shares of Fiat Auto Holdings Common Stock by Fiat pursuant to a public offering in accordance with this Section 8.04(a), after giving effect to such sale, the aggregate number of such shares held by Fiat and its Subsidiaries and General Motors and its Subsidiaries constitutes less than a majority of the voting power represented by all shares of Fiat Auto Holdings Common Stock, Fiat shall no longer have the right to deliver a Valuation Notice or Put Notice pursuant to Section 8.03.

                               (b) Fiat may sell Fiat Auto Holdings Common Stock and Fiat may cause Fiat Auto Holdings to issue Fiat Auto Holdings Common Stock in a pro rata distribution to its shareholders in connection with a spin-off, split-off or de-merger of the Fiat Auto business, provided that 100% of Fiat's interest in such business is distributed to such shareholders; or

                               (c) Fiat may sell Fiat Auto Holdings Common Stock and Fiat may cause Fiat Auto Holdings to issue Fiat Auto Holdings Common Stock in a public offering made, as confirmed by Fiat to General Motors in writing, in anticipation of a spin-off, split-off or de-merger of the Fiat Auto business in accordance with Section 8.04(b), provided that after the closing of such offering, (i) Fiat shall no longer be entitled to deliver a Valuation Notice pursuant to
           Section 8.03(a) hereof and (ii) Fiat shall continue to hold, directly or indirectly, in excess of 50% of the outstanding shares of Fiat Auto Holdings Common Stock until the distribution contemplated by paragraph (b) above is consummated.

                     SECTION 8.05 Freely Transferable. From and after the ninth anniversary hereof, subject to Section 8.06, the shares of Fiat Auto Holdings Common Stock held by Fiat and General Motors and shares of Fiat Auto Common Stock held by Fiat Auto Holdings shall be freely transferable.

                     SECTION 8.06 Extension. No later than the sixth month prior to the ninth anniversary hereof, the chief executive officers of Fiat and General Motors shall meet at a mutually convenient time and place to discuss in good faith the extension of the rights and obligations of the parties pursuant to Sections 8.02, 8.03 and 8.04 hereof. In the event no such agreement is reached, and at such time the shares of Fiat Auto Holdings Common Stock are publicly traded, then, at the request of General Motors, Fiat shall cause Fiat Auto Holdings to provide reasonable assistance to General Motors to effect a public offering of its shares of Fiat Auto Holdings Common Stock. In addition, General Motors may, in its sole discretion, elect to extend the expiration of the ROFO Period for a period of 30 months, in which case the Put Period will also be extended for a period of 30 months and Fiat will be entitled to deliver one additional Valuation Notice and Put Notice during such extension. General Motors may elect additional 30 month extensions of the ROFO Period and the Put Period by giving notice to Fiat at least 30 days prior to the otherwise scheduled expiration of such period, provided that it shall not be entitled to elect to extend such period beyond the 19th anniversary of the Closing.

                     SECTION 8.07 Change in Control. Upon a Change of Control of Fiat at any time after the Closing Date, General Motors may, in its sole and absolute discretion, by notice to Fiat:

                               (a) elect, at any time during the sixth month period following such Change of Control, to, if such Change of Control has not received a favorable recommendation of the Board of Directors of Fiat, treat the Change of Control as the simultaneous delivery by Fiat of the Valuation Notice pursuant to Section 8.03(a), in which case all shares of Fiat Auto Holdings Common Stock held by General Motors, the provisions of such section shall be implemented and, upon completion of the valuation process set forth therein, General Motors, by Notice to Fiat, may elect to require that the Put Notice be delivered to General Motors and the provisions of Sections 8.03(b), (c), (d) and (e) shall be implemented; and

                               (b) elect, unless General Motors shall have made the election provided in (a) above, at any time during the six-month period following such Change of Control, to require Fiat to purchase all shares of Fiat Auto Holdings Common Stock held by General Motors for cash at a price equal to the higher of (i) the Fair Market Value of such shares of Fiat Auto Holdings Common Stock determined in accordance with the procedures set forth in Section 8.03(a) (recognizing that such shares of Fiat Auto Holdings Common Stock do not represent control and provided that there is no discount for lack of liquidity) and (ii) $2.4 billion if such Change of Control occurs within four years after the Closing Date; provided, however, that (A) if before General Motors has given Fiat notice that General Motors has elected to require Fiat to purchase the Fiat Auto Holdings
           Common Stock which General Motors owns, Fiat has delivered to General Motors a Valuation Notice pursuant to Section 8.03(a), General Motors shall not have the right at such time to require Fiat to purchase such Fiat Auto Holdings Common Stock and (B) if a Valuation Notice pursuant to Section 8.03(a) is given after General Motors has given Fiat notice that General Motors has elected to require Fiat to purchase its shares of Fiat Auto Holdings Common Stock and before Fiat has purchased such shares of Fiat Auto Holdings Common Stock, the obligation of Fiat to purchase such shares of Fiat Auto Holdings Common Stock shall be suspended and in either case, the Fair Market Value determination process provided by Section 8.03 shall proceed but, if Fiat does not deliver a Put Notice, General Motors shall have a further period of 90 days after termination of such process during which it may make such election (and may also elect during such further 90-day period to terminate the Joint Ventures and the Credit Cooperative Agreement in accordance with
           Section 5.06(b)).

Notwithstanding any other provision of this Agreement, at such time as General Motors ceases to own any shares of Fiat Auto Holdings Common Stock, Fiat shall no longer have the right to deliver a Valuation Notice or Put Notice pursuant to
Section 8.03.


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

                     SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, notwithstanding any requisite approval of this Agreement, as follows:

                               (a) by mutual written consent of each of Fiat and General Motors;

                               (b) by either Fiat or General Motors, if the Closing Date shall not have occurred on or before December 31, 2000; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur by such time;

                               (c) by Fiat, upon a breach of any representation, warranty, covenant or agreement on the part of General Motors set forth in this Agreement, or if any representation or warranty of General Motors shall have become untrue, in either case such that the conditions set forth in Section 7.02 are not capable of being satisfied on or before December 31, 2000;

                               (d) by General Motors, upon breach of any representation, warranty, covenant or agreement on the part of Fiat set forth in this Agreement, or if any representation or warranty of Fiat shall have become untrue, in either case such that the conditions set forth in Section 7.03 are not capable of being satisfied on or before December 31, 2000; or

                               (e) by either Fiat or General Motors, if any Governmental Authority shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable.

                     SECTION 9.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.01 hereof, except for Sections 6.09 and 9.05, which shall survive any such termination, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any party hereto or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                     SECTION 9.03 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                     SECTION 9.04 Waiver. At any time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                     SECTION 9.05 Expenses. Except as otherwise provided in
Section 8.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Transactions are consummated.


                                    ARTICLE X
                               GENERAL PROVISIONS

                     SECTION 10.01 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall survive the Closing Date indefinitely or until the expiration of the applicable statute of limitations.

                     SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by e-mail, and confirmed by overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

               if to Fiat:

                         Fiat S.p.A.
                         Via Nizza n. 250
                         10125 Torino
                         Italy
                         Telecopier:  (39) 011 686-1341
                         Attention:  Damien Clermont
                                     Chief Financial Officer
                         e-mail:  damien.clermont@fiatgroup.com


               with a copy to:

                         Shearman & Sterling
                         599 Lexington Avenue
                         New York, New York  10022
                         Telecopier No.:  (212) 848-7179
                         Attention:  John A. Marzulli, Jr.
                         e-mail:  jmarzulli@shearman.com


               and
                         Grande Stevens - Pedersoli
                         Via del Carmine n. 2
                         10122 Torino
                         Italy
                         Telecopier:  (39) 011 436-9183
                         Attention:  Andrea Gandini
                         e-mail:  andrea.gandini@grandestevens.pedersoli.it


               if to General Motors:

                         General Motors Corporation
                         Mail Code 482-C25-D81
                         300 Renaissance Center
                         Detroit, MI 48265-3000
                         Telecopier: 313-667-3188
                         Attention:  Thomas A. Gottschalk
                                     Senior Vice President
                                     & General Counsel
                         e-mail:  t.gottschalk@gm.com
               with a copy to:

                         Weil, Gotshal & Manges LLP
                         767 Fifth Avenue
                         New York, NY  10153
                         Telecopier:  (212) 310-8007
                         Attention:  Robert L. Messineo
                         e-mail:  robert.messineo@weil.com

                     SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                     SECTION 10.04 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (except by operation of law or to a successor in interest in connection with the transfer of all or substantially all of a party's business to a Person which assumes all of its obligations hereunder); provided, however, that either party may assign its rights and obligations under this Agreement to a Permitted Transferee, so long as such party remains liable for the performance of such obligations; and provided further that Fiat may assign its rights and obligations under this Agreement to any Person who acquires all Fiat's holdings of Fiat Auto Holdings Common Stock pursuant to Article VIII hereof, in which event Fiat shall be released from all further obligations hereunder, except for its obligations under Section 6.09,
Article III and, insofar as relates to these obligations, this Article X.

                     SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                     SECTION 10.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                     SECTION 10.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause


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the application of the laws of a jurisdiction other than the State of New York.

                     SECTION 10.08 Mediation. In the event of a dispute arising out of or in connection with this Agreement, prior to the exercise of any other remedies hereunder or at law, the party hereto seeking a remedy against the other party shall request that the dispute be submitted to the chief executive officers of the two parties by notice to such effect to the other party. The chief executive officers of both parties shall meet within twenty Business Days of such notice in a neutral setting in person to attempt in good faith to resolve such matter. In the event that they have been unable to resolve such matter within ten Business Days after their meeting, either party may seek the legal remedies entitled to them hereunder or at law.

                     SECTION 10.09 Consent to Jurisdiction. (a) Each of Fiat and General Motors hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, located in New York City, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Fiat and General Motors hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in such federal court. Each of Fiat and General Motors agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                     (b) Each of Fiat and General Motors irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 11.09 shall affect the right of any party to serve legal process in any other manner permitted by law.

                     SECTION 10.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     SECTION 10.11 WAIVER OF JURY TRIAL. EACH OF FIAT AND GENERAL MOTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF FIAT AND GENERAL MOTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.



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                     IN WITNESS WHEREOF, Fiat and General Motors have caused
this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                               FIAT S.p.A.

                               By: /s/ Paolo Fresco
                                   -------------------------------------------
                                   Name: Mr. Paolo Fresco
                                   Title: Presidente del Consiglio di
                                          Amministrazione




                               GENERAL MOTORS CORPORATION

                               By: /s/ John F. Smith, Jr.
                                   -------------------------------------------
                                   Name: Mr. John F. Smith, Jr.
                                   Title: Chairman & Chief Executive Officer









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